Exhibit 10.20

SCHEDULE 10.20

Consulting Agreement

This Consulting Agreement (“Agreement”) is entered into between Carmell Therapeutics Corporation (the “Company”), and Donna Godward (the “Consultant”) (each, a “Party” and, collectively, the “Parties”).

1.	Services, Term, Fees, Termination.

a.

Services. The Consultant shall provide management consulting services (the “Services”), including leadership and expertise for the Company’s quality and regulatory needs. The Consultant shall provide the Services using the Consultant’s expertise and skills and shall perform such Services in accordance with industry and professional standards, and consistent with any applicable codes of conduct, rules, laws, standards, practices, or procedures issued by any applicable governmental authority. While the level of Services provided will vary, the Parties generally expect that the Consultant will provide approximately 20 hours per week of Services.

The Consultant shall provide all Services personally and shall not subcontract any portion of this Agreement to a third party without: (i) the prior written consent of the Company, which may be withheld at the Company’s sole discretion; or (ii) the prior written agreement of the proposed subcontractor to be bound by the provisions of this Agreement. In the event that a subcontractor performs all or some of the Services, the Consultant shall remain responsible for all worked performed by the subcontractor and for compliance with this Agreement.

b.	Term. This Agreement will commence on September 1, 2022 and shall continue until earlier terminated in accordance with Section 1(e) (such period the “Term”).

c.	Fees. The Consultant shall be paid a monthly consulting fee of $15,000 (the “Consulting Fee”).

d.

Expenses. The Consultant is solely responsible for ordinary business expenses related to the provision of Services. The Company will reimburse the Consultant for business-related travel associated with Company business. The Consultant shall submit expense reimbursement requests, and the Company shall reimburse approved expenses within thirty (30) days of receipt.

e.	Termination.

i.	Either Party may terminate this Agreement for any reason upon 60 days’ prior written notice.

ii.

If a Party (the “Non-Defaulting Party”) believes the other Party (the “Defaulting Party”) is in material breach of any provisions of this Agreement, the Non-Defaulting Party must provide the Defaulting Party notice and an opportunity to cure. If such default is not cured within 15 days after notice thereof, the Non-Defaulting Party may immediately terminate this Agreement with written notice.

iii.	In the event of termination, the Company will pay the Consultant for all fees incurred through the date of termination.

f.

Terms Subject to Negotiation. The Parties acknowledge that the agreed upon fees are, and remain, subject to bargaining and negotiation. Nothing set forth in this Agreement shall prevent the Parties from seeking to renegotiate and bargain for a change in the Services to be provided by the Consultant, the fees to be earned by the Consultant, or any other terms of this Agreement where business circumstances change or for any other reason.

2.	Representations, Warranties, and Understandings.

a.

Adherence to Industry Standards. The Consultant represents and warrants that the Consultant has the expertise and skills and is qualified and capable of providing the Services under this Agreement and will at all times, when providing Services, meet or exceed industry standards for quality, process, procedure, professionalism, and practices.

b.

Compliance with the Law. To the extent the law requires the Consultant to report all services rendered and/or fees received on a federal and/or state income tax schedule and to the Internal Revenue Service and/or to a state department of taxation, the Consultant represents and warrants that the Consultant will do so on a timely basis in accordance with applicable law.

3.	Independent Business Relationship.

a.

Independent Contractor. For purposes of this Agreement, the Company and the Consultant acknowledge that it is their intention that the Consultant’s business relationship with the Company shall be that of an independent contractor. The Parties also understand and intend that the Consultant is not and shall not be deemed an employee, agent, partner or joint venturer of the Company for any reason, and that the Company is not an agent, partner or joint venturer of the Consultant.

b.

Consultant Determines Manner and Means to Perform the Services. The Consultant shall have the sole right and responsibility to determine the manner, method, and means of performance to achieve agreed upon deliverables and target completion dates, subject to and consistent with industry standards and reasonable requests of the Company.

c.

Right to Determine Schedule and Hours of Work, Time Off, and Absences. The Consultant is solely responsible for determining the Consultant’s own schedule (including time off and absences), in connection with the provision of the Services to the Company. Nothing in this Agreement shall require the Consultant to perform the Services at any particular times, subject to deadlines and other requirements of the Services being performed.

4.	Confidentiality.

a.

The Consultant agrees that all information, whether in writing or other form, concerning the Company’s business, technology, business relationships or financial affairs which the Company has not released to the general public or is not generally available to or known by the public (collectively, “Confidential Information”) is and will be the exclusive property of the Company. For purposes of this Agreement, Confidential Information also includes information received in confidence by the Company from its customers or suppliers or other third parties. Confidential Information may include, by way of example and without limitation, information about designs, drawings, models, prototypes, software designs and code, product specifications and documentation, finances, pricing, costs, customers, vendors, employees, compensation, research and development, operations, processes, manufacturing, marketing, strategies, business plans, passwords, systems and other computer information.

b.

The Consultant will not, at any time, without the Company’s prior written permission, either during or after the Contractor’s provision of Services to the Company, disclose any Confidential Information to anyone outside of the Company, or use or permit to be used any Confidential Information for any purpose other than the provision of the Services to the Company. The Consultant will cooperate with the Company and use his or her best efforts to prevent the unauthorized disclosure of all Confidential Information. The Consultant will deliver to the Company all copies of Confidential Information in his or her possession or control upon the earlier of a request by the Company or termination of this Agreement.

c.

The Consultant will not, at any time, without the Company’s prior written permission, either during or after the Consultant’s provision of Services to the Company, remove from the Company’s facilities (including any premises that the Company may occupy from time to time as well as any and all information technology systems), or retain or use any documents, records, notebooks, files, correspondence, reports, memoranda, computer tapes or disks or similar materials of or containing Confidential Information (whether the foregoing are in physical or electronic form), or other materials or property of the Company of any kind (collectively, “Materials”), unless (i) necessary for the provision of Services to the

Company and (ii) such removal, retention or use is for the benefit of the Company and accomplished in accordance with all applicable policies and procedures of the Company. If the Consultant removes any Materials, the Consultant shall return such Materials to their proper files or places of safekeeping as promptly as possible after the removal has served its specific purpose. Except as may be necessary in the provision of Services, the Consultant shall not make, retain, remove or distribute any copies of any of such Materials for any reason whatsoever and the Consultant shall not divulge to any third person the nature or contents of any of such Materials or of any oral or written information. Upon the earlier of the Company’s request or the termination of this Agreement, the Consultant shall return to the Company all originals and copies of such Materials then in the Consultant’s possession, custody or under his control, whether prepared by the Consultant or others.

d.

The Consultant shall not be held criminally or civilly liable under any Federal or State trade secret law for his or her disclosure of any trade secret that is made in confidence to any Federal, State or local government official or to an attorney provided that such disclosure is: (i) solely for the purpose of reporting or investigating a suspected violation of law; (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (iii) if the Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law and where such disclosure is made to the Consultant’s attorney, file all documents containing any trade secret information under seal, and do not disclose any such trade secret except pursuant to a court order.

5.	Inventions.

a.

Inventions Retained and Licensed. The Consultant has attached hereto, as Attachment A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Consultant prior to becoming a consultant of the Company (collectively referred to as “Prior Inventions”), which are owned by the Consultant alone or jointly with others, which relate to the Company’s business, proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, the Consultant represents that there are no such Prior Inventions. If, in the course of the Consultant’s relationship with the Company, the Consultant incorporates into a Company product, process or machine a Prior Invention owned by the Consultant or in which the Consultant has an interest, the Company, or its designee, is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide, assignable, transferable, and sublicenseable license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

b.	Assignment of Inventions. The Consultant agrees that the Consultant will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all the Consultant’s right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or any trade secrets which relate in any manner to the Company’s business or proposed business, whether or not patentable or registrable under patent, copyright or similar laws, which the Consultant may solely or jointly conceive or develop or reduce to practice (or may have conceived or developed or reduced to practice) or cause (or may have caused) to be conceived or developed or reduced to practice, at any time prior to the date of this Agreement until the Consultant is no longer a consultant of the Company (collectively referred to as “Inventions”), including any and all intellectual property rights inherent in the Inventions and appurtenant thereto including, without limitation, all patent rights, copyrights, trademark rights and trade secret rights (collectively referred to as “Intellectual Property Rights”). The Consultant further acknowledges that all original works of authorship which are made by the Consultant (solely or jointly with others) within the scope of the Consultant’s service or duties as a consultant and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

c.

Maintenance of Records. The Consultant agrees to keep and maintain adequate and current records of all Inventions. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to the Company at all times, and Company, or its designee, shall retain all right, title, and interest in and to the same.

d.

Patent and Copyright Registrations. The Consultant agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any Intellectual Property Rights related thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, or its designee, the sole and exclusive right, title and interest in and to such Inventions and any Intellectual Property Rights relating thereto. The Consultant further agrees that the Consultant’s obligation to execute or cause to be executed, when it is in the Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of the Consultant’s mental or physical incapacity or for any other reason to secure the Consultant’s signature to apply for or to pursue any application for any United States or foreign Intellectual Property Right covering Inventions assigned to the Company, or its designee, as above, then the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant’s agent and attorney in fact, to act for and in the Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, or copyright, trademark or other registrations thereon with the same legal force and effect as if executed by the Consultant.

6.	Restrictive Covenants.

a.

Non-Competition. During the Term and for a period of 12 months thereafter, regardless of the reason for termination, the Consultant shall not, directly or indirectly, in any capacity (as a principal, shareholder, partner, director, officer, agent, executive, consultant, contractor, employee, lender or otherwise) perform services for, or assist in the development of any business engaged in the use of blood-based technology to stimulate tissue repair or growth after injury, disease or aging in the United States, the United Kingdom, South Africa or the European Union. The Consultant shall not be precluded from holding for passive investment of less than two percent (2%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system.

b.

Non-Solicitation. During the Term and for a period of 12 months thereafter, regardless of the reason for termination, the Consultant shall not, directly or indirectly, for the Consultant’s own benefit or for the benefit of any third party, in any capacity (as a principal, shareholder, partner, director, officer, agent, executive, consultant, contractor, employee, lender or otherwise):

i.

induce, solicit, recruit or attempt to persuade any person to terminate such person’s employment or other relationship with the Company or not to establish an employment or other relationship with the Company, whether or not such person is or would be an employee, consultant, contractor, officer and/or director, whether or not such relationship is or would be pursuant to a written or oral agreement and whether or not such relationship is for a specific period of time or is at-will;

ii.

employ or establish a business relationship with (or attempt to employ or establish a business relationship with), or encourage or assist any person to employ or establish a business relationship with, any individual who was an employee, consultant, contractor, officer or director of the Company during the twelve month period preceding the last day of the Term; or

iii.

direct or engage in any act which may interfere with or adversely affect, alter or change the relationship (contractual or otherwise) of the Company with any person that is a prospective or actual customer or client, vendor, supplier, or contractor of the Company at any time during the twelve (12) month period preceding the last day of the Term, or otherwise induce or attempt to induce any such person to cease doing business, reduce or otherwise limit its business with the Company.

c.

In the event that the provisions of subsections (a) or (b) above should be determined by a court or other tribunal of competent jurisdiction to exceed the time, geographic, or other scope limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time, geographic, service or other scope permitted by such applicable law, and the parties hereby expressly grant any court of competent jurisdiction the authority to effect such reformation.

7.	Additional Terms and Conditions of the Parties’ Business Relationship.

a.

No Participation in any Company Employee Benefit Plans. The Consultant understands and agrees that the Consultant shall not be entitled to participate in any of the Company’s employee benefit plans, which are available only to employees of the Company, and shall have no entitlement to any the Company’s fringe benefits made available to employees of the Company.

b.

No Conflicting Obligations. The Consultant represents and warrants that the Consultant has the full right and authority to enter into this Agreement to provide the agreed upon Services to the Company, and that the Consultant’s performance of Services under this Agreement will not interfere or conflict with any obligations the Consultant may have to other parties.

c.

Publicity. The Consultant agrees to allow the Company to use his or her name and biographical description in the Company’s business plan and any other presentations in connection with obtaining funding or otherwise promoting the Company.

d.

Arbitration. In the event of any dispute under the provisions of this Agreement or otherwise regarding the relationship between the Company and the Consultant (other than a dispute in which the primary relief sought is an injunction or other equitable remedy), the Parties shall be required to have the dispute, controversy or claim settled by arbitration in Pittsburgh, Pennsylvania, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (“AAA”), by one arbitrator mutually agreed upon by the Parties (or, if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the AAA, then by one arbitrator having relevant experience who is chosen by the AAA). Any award or finding will be confidential, unless prohibited by applicable law. The arbitrator may not award attorneys’ fees to either party unless a statute or contract at issue specifically authorizes such an award. Any award entered by the arbitrators will be final, binding and non-appealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision will be specifically enforceable. Each party will be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and will share equally the fees of the arbitrator.

e.

Indemnification. The Company agrees to indemnify and hold the Consultant harmless from any claim, damage, liability, injury, attorney fee, expense or loss arising out of, directly or indirectly, the Company’s performance except in cases of the Consultant’s negligence, omission, or willful misconduct under this Agreement. The Consultant agrees to indemnify and hold the Company harmless, including the Company and its trustees, officers, directors and employees, from any claim, damage, liability, injury, attorney fee, expense or loss arising out of, directly or indirectly, the Consultant’s performance except in cases of the Company’s negligence, omission, or willful misconduct under this Agreement.

f.

Severability. In the event that one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

g.

No Oral Modification or Waiver; Successors and Assigns; Survival of Agreement. This Agreement may not be modified, waived, or terminated unless agreed to in a writing signed by the Consultant and the Company. The rights and obligations of the Company under this Agreement shall also be for the benefit of its successors and assigns, and the Consultant consents to assignment of the Company’s rights under this Agreement.    The Consultant shall not assign this Agreement to any third party without the prior written consent of the Company. The provisions of this Agreement shall survive the termination of Consultant’s provision of the Services to the Company.

h.

Entire Agreement; Governing Law. With the exception of the June 20, 2017, July 19, 2019, September 23, 2021 and July 13, 2022 Grant Agreements (“Grant Agreements”), this Agreement is the final, complete and exclusive agreement of the Parties and supersedes any and all previous agreements and understandings between the Parties with respect to the subject matter hereof, including the December 15, 2020 Consultant Agreement (“Prior Consultant Agreement”). The termination of the Prior Consultant Agreement and the Consultant entering into this Agreement shall not impact the vesting schedule of the options in the Grant Agreement – such vesting shall continue without interruption. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws. Any legal proceeding arising out of or relating to this Agreement will be instituted in a state or federal court in Pittsburgh, Pennsylvania, and the Consultant and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below.

CARMELL THERAPEUTICS CORPORATION

/s/ Donna Godward		/s/ Randolph W. Hubbell
By:	Donna Godward	By:	Randolph W. Hubbell President and Chief Executive Officer

Date: August 2, 2022		Date: August 2, 2022

ATTACHMENT A – PRIOR INVENTIONS